     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2000

                                            REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              INFOCURE CORPORATION
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   DELAWARE                                           58-2271614
       (State or other jurisdiction of                             (I.R.S. Employer
        incorporation or organization)                          Identification Number)

                          1765 THE EXCHANGE, SUITE 450
                             ATLANTA, GEORGIA 30339
                                 (770) 221-9990
    (Address of registrant's principal executive offices, including zip code and telephone number, including area code)
                             ---------------------
                  INFOCURE CORPORATION 1996 STOCK OPTION PLAN
               INFOCURE CORPORATION EMPLOYEE STOCK PURCHASE PLAN
     INFOCURE CORPORATION LENGTH-OF-SERVICE NONQUALIFIED STOCK OPTION PLAN
                     AND INDIVIDUAL STOCK OPTION AGREEMENTS
                           (Full title of the Plans)

                             ---------------------

                    James A. Cochran                                                   Copy to:
                 Chief Financial Officer                                          John J. Kelley III
                  InfoCure Corporation                                              King & Spalding
              1765 The Exchange, Suite 450                                    191 Peachtree Street, N.E.
                 Atlanta, Georgia 30339                                         Atlanta, Georgia 30303
                     (770) 221-9990                                                 (404) 572-4600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

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                                                                        PROPOSED             PROPOSED
                                                      AMOUNT             MAXIMUM              MAXIMUM             AMOUNT OF
              TITLE OF SECURITIES                     TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
               TO BE REGISTERED                     REGISTERED          PER SHARE         OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share........  7,408,731(1)(2)           (3)            $60,331,325.76         $15,927.47
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

(1) Represents (i) 3,750,000 shares reserved for issuance by the Registrant under the InfoCure Corporation 1996 Stock Option Plan (the "1996 Plan");
    (ii) 100,000 shares reserved for issuance by the Registrant under the InfoCure Corporation Employee Stock Purchase Plan (the "Stock Purchase Plan"); (iii) 1,200,000 shares reserved for issuance by the Registrant under the Length-of-Service Nonqualified Stock Option Plan (the "Length-of-Service Plan") (collectively the "Plans"); and (iv) an aggregate of 2,358,731 shares reserved for issuance by Registrant in connection with individual stock option agreements (the "Individual Agreements"). An indeterminate amount of interests in the Employee Stock Purchase Plan are also covered by this Registration Statement.
(2) (i) Does not include 1,527,130 shares of Common Stock of InfoCure Corporation (the "Common Stock") previously registered on Registration Statement No. 333-48829 and Registration Statement No. 333-74773 and to which the Prospectus relating to the 1996 Plan covered by this Registration Statement relates. Registration fees of $4,140.77 were previously paid in connection with an aggregate of 2,250,000 shares of Common Stock relating to the 1996 Plan (including the 1,527,130 shares not yet issued) previously registered (ii) Does not include an aggregate of 425,270 shares of Common Stock previously registered on Registration Statement No. 333-74773 and to which the Prospectuses relating to the Stock Purchase Plan and the Length-of-Service Plan covered by this Registration Statement relate. Registration fees of $2,991.00 were previously paid in connection with an aggregate of 500,000 shares of Common Stock relating to the Stock Purchase Plan and the Length-of-Service Plan (including the 425,270 shares not yet issued) previously registered.
(3) Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee (i) on the basis of the prices at which the respective options may be exercised for the Individual Agreements and (ii) on the basis of the average of the high and low prices for the Company's common stock as reported on The Nasdaq Stock Market on June 23, 2000 for the Plans.
                             ---------------------
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, (I) THE PROSPECTUS TO BE USED IN CONNECTION WITH THE SHARES OF COMMON STOCK TO BE ISSUED UNDER 1996 PLAN TO WHICH THIS REGISTRATION STATEMENT RELATES IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-48829 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON MARCH 27, 1998 AND REGISTRATION STATEMENT NO. 333-74773 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON MARCH 19, 1999 AND
(II) THE PROSPECTUSES RELATING TO THE STOCK PURCHASE PLAN AND THE LENGTH-OF-SERVICE PLAN TO WHICH THIS REGISTRATION STATEMENT RELATES ARE COMBINED PROSPECTUSES, EACH RELATING ALSO TO REGISTRATION STATEMENT NO. 333-74773 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON MARCH 19, 1999.
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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees of InfoCure Corporation as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

     All share and per share information included in this Registration Statement reflects a 2-for-1 stock split in the form of a stock dividend paid by InfoCure on August 19, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been previously filed by InfoCure with the Commission and are incorporated herein by reference into this Registration Statement as of their respective dates:

          (a) InfoCure's Annual Report on Form 10-K/A for InfoCure's fiscal year ended December 31, 1999;

          (b) InfoCure's Quarterly Report on Form 10-Q filed under the Exchange Act for the quarter ended March 31, 2000;

          (c) The financial statements of The Healthcare Systems Division of The Reynolds and Reynolds Company included in InfoCure's Prospectus filed pursuant to Rule 424(b)(4) on April 22, 1999, which constitutes part of the Registration Statement on Form S-3 (No. 333-71109); and

          (d) InfoCure's Registration Statement on Form 8-A (with respect to the description of its Common Stock), as filed with the Commission on January 28, 1999.

     All documents filed by InfoCure pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     InfoCure's bylaws provide that InfoCure shall, to the full extent permitted by Section 145, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of InfoCure. InfoCure shall pay the expenses (including attorneys' fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by InfoCure only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

     In addition, InfoCure's certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    4.1        --  Certificate of Incorporation of InfoCure Corporation with all amendments thereto (incorporated by reference to Exhibit
                   3.1 to InfoCure's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
    4.2        --  Second Amended and Restated Bylaws of InfoCure Corporation
                   (incorporated by reference to Exhibit 3.2 to InfoCure's
                   Annual Report on Form 10-K for the fiscal year ended
                   December 31, 1999).
    5.1        --  Opinion of King & Spalding as to the legality of the
                   securities being registered.
   23.1        --  Consent of BDO Seidman, LLP
   23.2        --  Consent of Deloitte & Touche LLP
   23.3        --  Consent of KPMG LLP
   23.4        --  Consent of King & Spalding (included in Exhibit 5.1)
   24.1        --  Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 29th day of June, 2000.

                                          INFOCURE CORPORATION

                                          By:      /s/ JAMES A. COCHRAN
                                             -----------------------------------
                                                      James A. Cochran
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Frederick L. Fine and James A. Cochran, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 29th, 2000.

                      SIGNATURE                                       TITLE
                      ---------                                       -----
                /s/ FREDERICK L. FINE                  President, Chief Executive Officer
-----------------------------------------------------    and Director (Principal Executive
                  Frederick L. Fine                      Officer)

                 /s/ JAMES K. PRICE                    Executive Vice President, Secretary
-----------------------------------------------------    and Director
                   James K. Price

               /s/ RICHARD E. PERLMAN                  Chairman, Treasurer and Director
-----------------------------------------------------
                 Richard E. Perlman

                /s/ JAMES A. COCHRAN                   Senior Vice President -- Finance
-----------------------------------------------------    and Chief Financial Officer
                  James A. Cochran                       (Principal Financial Officer and
                                                         Principal Accounting Officer)

                      SIGNATURE                                       TITLE
                      ---------                                       -----
                 /s/ JAMES D. ELLIOT                                Director
-----------------------------------------------------
                   James D. Elliot

                /s/ RAYMOND H. WELSH                                Director
-----------------------------------------------------
                  Raymond H. Welsh